UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
_____________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

Allegiant Travel Company
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 North Town Center Drive
	Las Vegas, NV	89144
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:              (702) 851-7300

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders of the Company was held on June 23, 2021. The following proposals were voted on with the results indicated below:

1.Election of a Board of Directors of seven members to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed.

	Votes For	Votes Withheld	Abstain

Maurice J. Gallagher, Jr.	14,499,302	321,616	11,893

Montie Brewer	14,114,410	706,416	11,985

Gary Ellmer	13,873,523	947,473	11,815

Ponder Harrison	14,604,681	216,146	11,984

Linda A. Marvin	14,068,117	753,261	11,433

Charles Pollard	14,404,665	416,128	12,018

John Redmond	14,606,153	214,348	12,310
There were 554,207 broker non-votes with respect to the election of Directors.

2.Advisory vote approving executive compensation (proposal approved):

Votes For:	11,428,008
Votes Against:	3,393,318
Votes Abstaining:	11,485
Broker Non-votes:	554,207

3.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (proposal ratified):

Votes For:	15,337,388
Votes Against:	39,162
Votes Abstaining:	10,468
Broker Non-votes:	None

4.Stockholder proposal regarding percentage of shareholders to call special meeting (proposal rejected):

Votes For:	3,794,242
Votes Against:	11,025,583
Votes Abstaining:	12,986
Broker Non-votes:	554,207

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2021	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Gregory C. Anderson
	Name:	Gregory C. Anderson
	Title:	Chief Financial Officer